UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2017

NEXUS BIOPHARMA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53207	75-3267338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

JLABS @ TMCx 2450 Holcombe Blvd., Suite J Houston TX	77021
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (832)758-7488

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement

On March 8, 2017 (the “Effective Date”), Nexus BioPharma, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”) pursuant to which the Company agreed to sell, and the Investor agreed to purchase, a promissory note (the “Note”), in an aggregate principal amount of $500,000 and a warrant (the “Warrant”) to purchase 793,650 shares of the Company’s common stock (the “Warrant Shares”) with an aggregate exercise price of $111,111.

The principal sum of the Note is up to $500,000 plus accrued and unpaid interest and any other fees. The consideration is $450,000 (four hundred fifty thousand), as there exists a $50,000 original issue discount. The Investor paid $100,000 upon closing of the Note as the Purchase Price under the Purchase Agreement Document. The Investor has the right, at any time after the Effective Date, at its election, to convert all or part of the outstanding and unpaid principal sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Company (the “Conversion Shares”) at the lesser of $0.14 or 60% of the lowest trade price in the 25 trading days previous to the conversion, In the event that shares issuable upon conversion of Noe are not deliverable by DWAC an additional 10% discount will apply; and if the shares are ineligible for deposit into the DTC system and only eligible for Xclearing deposit an additional 5% discount shall apply; in the case of both an additional cumulative 15% discount shall apply.

The Note allows the Investor to pay up to $350,000 of additional consideration to the Company in such amounts and at such dates as the Investor and the Company may mutually agree (each, an "Additional Payment"). Within three (3) days after Investor makes any Additional Payment to the Company under the Note, the Company shall execute and deliver to the Investor an additional warrant in the form of the Warrant issued thereunder with an aggregate exercise amount equal to l00% of the principal sum attributable to the Additional Payment made by the Investor, at a per share exercise price equal to the lesser of $0.14 per share or the closing price per share on the date of the Additional Payment (subject to adjustment as provided therein), and the number of shares for which the warrant is exercisable equal to the aggregate exercise amount for the additional warrant divided by the exercise price per share, and any such Warrant will be immediately exercisable upon the date of issuance of such Warrant. The Investor has the right in its sole discretion, to require the Issuer to repurchase the Note from the Investor at any time after 180 days after its Effective Date in an amount equal to 120% of the sum of the principal sum plus all accrued and unpaid interest, OID, liquidated damages, fees and other amounts due on such principal sum.

The Warrant expires five year from the date of issuance and the exercise price per share of Common Stock under the Warrant shall be the lesser of $0.14 per share, subject to adjustment thereunder, or the lowest trade price in the 10 trading days previous to exercise. The aggregate exercise price is $111,111.

The Note and the Warrant contain registration rights such that the Company shall include on the next registration statement (but excluding any registration statement on Form S-8) the Company files with Securities and Exchange Commission (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of the Note and all Warrant Shares.

The foregoing is only a summary of the material terms of the Purchase Agreement, Note and the Warrant and does not purport to be a complete description of the rights and obligations of the parties thereunder. The foregoing description is qualified in its entirety by reference to the form of Purchase Agreement, the form of the Note, and the form of the Warrant, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report and incorporated herein by reference.  The Purchase Agreement contains representations and warranties that the respective parties made to, and solely for the benefit of, the other parties thereto in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements or as stated therein and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

Item 3.02.

Unregistered Sales of Equity Securities.

As more fully described in Item 1.01 above, which disclosure regarding the Note and Warrants is incorporated by reference herein, on March 8, 2017, the Company agreed to issue the Notes and the Warrants to the Investor pursuant to the Purchase Agreement. The issuance of the Notes, and upon conversion of the Notes in accordance with their terms, the issuance of the shares of Common Stock upon such conversion will be, and the issuance of the Warrants, and upon exercise of the Warrants in accordance with their terms, the issuance and sale of the Warrant Shares will be, exempt from registration pursuant to an exemption afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement

10.2	Form of Note

10.3	Form of Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXUS BIOPHARMA INC.

Date: March 16, 2017	By:	/s/ Warren Lau
Warren Lau